UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 18, 2013

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4   Matters Related to Accountants and Financial Statements

Item 4.01   Changes in Registrant’s Certifying Accountant.

           The Audit Committee of the Board of Directors (the “Audit Committee”) of CryoLife, Inc. (the “Company”) has completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (“fiscal 2013”).

As a result of this process on February 18, 2013, the Audit Committee appointed Ernst & Young LLP as its principal independent accountant to audit the Company’s fiscal 2013 financial statements and dismissed Deloitte & Touche LLP (“Deloitte & Touche”) as its principal independent accountant.

The reports on CryoLife’s financial statements by Deloitte & Touche during the last two fiscal years and any subsequent interim period did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  Also, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during this time that, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make a reference to the subject matter of any such disagreement in connection with its report on CryoLife’s financial statements.

Section 9           Financial Statements and Exhibits.

Item 9.01(d)      Exhibits.

(a) Financial Statements.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

   Exhibit Number                                           Description
   16.1             Letter from Deloitte & Touche LLP dated February 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: February 22, 2013	By: /s/ Jeffrey W. Burris_______________
Name: Jeffrey W. Burris
Title: Vice President and
General Counsel